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                 BlackRock Long-Term Municipal Advantage Trust

                              File No. 811-21835

      Sub-Item No. 77Q1(e) (Investment Advisory Contracts) -- Attachment

Attached please find an exhibit to Sub-Item 77Q1(e) of Form N-SAR, a copy of the Closed-End Fund Master Advisory Fee Waiver Agreement between BlackRock Long-Term Municipal Advantage Trust and BlackRock Advisors, LLC.

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Exhibit 77Q1(e)

             CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT
             ----------------------------------------------------

   This MASTER ADVISORY FEE WAIVER AGREEMENT (this "Agreement") is made as of
                                                    ---------
the 2nd day of December, 2016, by and among BlackRock Advisors, LLC (the "Adviser") an "Adviser") and each investment company listed on SCHEDULE A
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attached hereto (each, a "Fund").
                          ----

   WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management company, and is
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organized as a statutory trust under the laws of the State of Delaware, a limited liability company under the laws of the State of Delaware, a business trust under the laws of the Commonwealth of Massachusetts or a corporation under the laws of the State of Maryland;

   WHEREAS, the Adviser and each Fund are parties to investment advisory agreements (the "Advisory Agreements"), pursuant to which the Adviser provides
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investment advisory services to each Fund in consideration of compensation as set forth in each Advisory Agreement (the "Advisory Fee"); and
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   WHEREAS, the Adviser has determined that it is appropriate and in the best interests of each Fund and its interestholders to waive part of each Fund's Advisory Fee as set forth in SCHEDULE B attached hereto (the "Fee Waiver").
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Each Fund and the Adviser, therefore, have entered into this Agreement in order to effect the Fee Waiver for each Fund at the level specified in SCHEDULE B attached hereto on the terms and conditions set forth in this Agreement.

   NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Contractual Fee Waiver. During the Term (as defined in Section 3 below), the
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Adviser shall waive a portion of its Advisory Fee with respect to each Fund as set forth in SCHEDULE B attached hereto.

2. Voluntary Fee Waiver/Expense Reimbursement. Nothing herein shall preclude an
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Adviser from contractually waiving other fees and/or reimbursing expenses of any Fund, voluntarily waiving Advisory Fees it is entitled to from any Fund or voluntarily reimbursing expenses of any Fund as the Adviser, in its discretion, deems reasonable or appropriate. Any such voluntary waiver or voluntary expense reimbursement may be modified or terminated by the Adviser at any time in its sole and absolute discretion without the approval of the Fund's Board of Trustees or Board of Directors, as the case may be.

3. Term; Termination.
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   3.1 Term. The term ("Term") of the Fee Waiver with respect to a Fund shall
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begin on December 2, 2016 (or such other date as agreed to in writing between the Adviser and the Fund) and end with respect to a Fund after the close of business on the date set forth on SCHEDULE A (or such other date as agreed to in writing between the Adviser and the Fund) unless the Fee Waiver is earlier terminated in accordance with Section 3.2. The Term of the Fee Waiver with respect to a Fund may be continued from year to year thereafter provided that each such continuance is

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specifically approved by the Adviser and the Fund (including with respect to the Fund, a majority of the Fund's Trustees or Directors, as the case may be, who are not "interested persons," as defined in the 1940 Act, of the Advisers (the "Non-Interested Directors")). Neither the Adviser nor a Fund shall be obligated to extend the Fee Waiver with respect to the Fund.

   3.2 Termination. This Agreement may be terminated prior to expiration by any
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Fund with respect to such Fund without payment of any penalty, upon 90 days'
prior written notice to the Adviser at its principal place of business (or at an earlier date as may be agreed to by both parties); provided that, such action shall be authorized by resolution of a majority of the Non-Interested Directors of such Fund or by a vote of a majority of the outstanding voting securities of such Fund.

4. Miscellaneous.
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   4.1 Captions. The captions in this Agreement are included for convenience of
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reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   4.2 Interpretation. Nothing herein contained shall be deemed to require a
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Fund to take any action contrary to the Fund's Declaration of Trust or Articles of Incorporation, as the case may be, or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Fund's Board of Trustees or Board of Directors, as the case may be, of its responsibility for and control of the conduct of the affairs of the Fund.

   4.3 Limitation of Liability. The obligations and expenses incurred,
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contracted for or otherwise existing with respect to a Fund shall be enforced against the assets of such Fund and not against the assets of any other Fund.

   4.4 Definitions. Any question of interpretation of any term or provision of
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this Agreement, including but not limited to the computations of average daily net assets or of any Advisory Fee, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the relevant Advisory Agreement between the Adviser and the Fund or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act, as applicable, and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such Court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to the 1940 Act. In addition, if
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the effect of a requirement of the 1940 Act reflected in any provision of this
Agreement is revised by rule, regulation or order of the SEC, that provision will be deemed to incorporate the effect of that rule, regulation or order. Otherwise the provisions of this Agreement will be interpreted in accordance with the substantive laws of the State of New York.

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   IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers as of the day and year first above written.

                                             EACH OF THE FUNDS LISTED ON
                                             SCHEDULE A ATTACHED HERETO

                                             By:  /s/ Neal J. Andrews
                                                  ------------------------------
                                                  Name: Neal J. Andrews
                                                  Title: Chief Financial Officer

                                             BLACKROCK ADVISORS, LLC

                                             By:  /s/ Neal J. Andrews
                                                  ------------------------------
                                                  Name: Neal J. Andrews
                                                  Title: Managing Director

   [SIGNATURE PAGE TO CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT]

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                                  SCHEDULE A

             CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT

                          (DATED AS OF MARCH 2, 2017)

                                                                   EXPIRATION
     TICKER                         FUND                              DATE
     ------ ----------------------------------------------------- -------------
 1    BBN   BlackRock Taxable Municipal Bond Trust                June 30, 2017

 2    BJZ   BlackRock California Municipal 2018 Term Trust        June 30, 2017

 3    BFZ   BlackRock California Municipal Income Trust           June 30, 2017

 4    BHK   BlackRock Core Bond Trust                             June 30, 2017

 5    HYT   BlackRock Corporate High Yield Fund, Inc.             June 30, 2017

 6    BTZ   BlackRock Credit Allocation Income Trust              June 30, 2017

 7    DSU   BlackRock Debt Strategies Fund, Inc.                  June 30, 2017

 8    BHL   BlackRock Defined Opportunity Credit Trust            June 30, 2017

 9    BGR   BlackRock Energy and Resources Trust                  June 30, 2017

 10   CII   BlackRock Enhanced Capital and Income Fund, Inc.      June 30, 2017

 11   BDJ   BlackRock Enhanced Equity Dividend Trust              June 30, 2017

 12   EGF   BlackRock Enhanced Government Fund, Inc.              June 30, 2017

 13         BlackRock Floating Rate Income Strategies Fund, Inc.  December 31,
      FRA                                                         2017

 14   BGT   BlackRock Floating Rate Income Trust                  June 30, 2017

 15   BFO   BlackRock Florida Municipal 2020 Term Trust           June 30, 2017

 16   BOE   BlackRock Global Opportunities Equity Trust           June 30, 2017

 17   BME   BlackRock Health Sciences Trust                       June 30, 2018

 18   BKT   BlackRock Income Trust, Inc.                          June 30, 2017

 19   BGY   BlackRock International Growth and Income Trust       June 30, 2017

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                                                                   EXPIRATION
     TICKER                         FUND                              DATE
     ------ ----------------------------------------------------  -------------
 20   BKN   BlackRock Investment Quality Municipal Trust, Inc.    June 30, 2017

 21   BLW   BlackRock Limited Duration Income Trust               June 30, 2017

 22   BTA   BlackRock Long-Term Municipal Advantage Trust         June 30, 2017

 23   BZM   BlackRock Maryland Municipal Bond Trust               June 30, 2017

 24   MHE   BlackRock Massachusetts Tax-Exempt Trust              June 30, 2017

 25   BIT   BlackRock Multi-Sector Income Trust                   June 30, 2017

 26   MUI   BlackRock Muni Intermediate Duration Fund, Inc.       June 30, 2017

 27         BlackRock Muni New York Intermediate Duration Fund,   June 30, 2017
      MNE     Inc.

 28   MUA   BlackRock MuniAssets Fund, Inc.                       June 30, 2017

 29   BPK   BlackRock Municipal 2018 Term Trust                   June 30, 2017

 30   BKK   BlackRock Municipal 2020 Term Trust                   June 30, 2017

 31   BBK   BlackRock Municipal Bond Trust                        June 30, 2017

 32   BAF   BlackRock Municipal Income Investment Quality Trust   June 30, 2017

 33   BBF   BlackRock Municipal Income Investment Trust           June 30, 2017

 34   BYM   BlackRock Municipal Income Quality Trust              June 30, 2017

 35   BFK   BlackRock Municipal Income Trust                      June 30, 2017

 36   BLE   BlackRock Municipal Income Trust II                   June 30, 2017

 37   BTT   BlackRock Municipal 2030 Target Term Trust            June 30, 2017

 38   MEN   BlackRock MuniEnhanced Fund, Inc.                     June 30, 2017

 39   MUC   BlackRock MuniHoldings California Quality Fund, Inc.  June 30, 2017

 40   MUH   BlackRock MuniHoldings Fund II, Inc.                  June 30, 2017

 41   MHD   BlackRock MuniHoldings Fund, Inc.                     June 30, 2017

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                                                                   EXPIRATION
     TICKER                         FUND                              DATE
     ------ ----------------------------------------------------- -------------
  42  MFL   BlackRock MuniHoldings Investment Quality Fund        June 30, 2017

  43  MUJ   BlackRock MuniHoldings New Jersey Quality Fund, Inc.  June 30, 2017

  44  MHN   BlackRock MuniHoldings New York Quality Fund, Inc.    June 30, 2017

  45  MUE   BlackRock MuniHoldings Quality Fund II, Inc.          June 30, 2017

  46  MUS   BlackRock MuniHoldings Quality Fund, Inc.             June 30, 2017

  47  MVT   BlackRock MuniVest Fund II, Inc.                      June 30, 2017

  48  MVF   BlackRock MuniVest Fund, Inc.                         June 30, 2017

  49  MZA   BlackRock MuniYield Arizona Fund, Inc.                June 30, 2017

  50  MYC   BlackRock MuniYield California Fund, Inc.             June 30, 2017

  51  MCA   BlackRock MuniYield California Quality Fund, Inc.     June 30, 2017

  52  MYD   BlackRock MuniYield Fund, Inc.                        June 30, 2017

  53  MYF   BlackRock MuniYield Investment Fund                   June 30, 2017

  54  MFT   BlackRock MuniYield Investment Quality Fund           June 30, 2017

  55  MIY   BlackRock MuniYield Michigan Quality Fund, Inc.       June 30, 2017

  56  MYJ   BlackRock MuniYield New Jersey Fund, Inc.             June 30, 2017

  57  MYN   BlackRock MuniYield New York Quality Fund, Inc.       June 30, 2017

  58  MPA   BlackRock MuniYield Pennsylvania Quality Fund         June 30, 2017

  59  MQT   BlackRock MuniYield Quality Fund II, Inc.             June 30, 2017

  60  MYI   BlackRock MuniYield Quality Fund III, Inc.            June 30, 2017

  61  MQY   BlackRock MuniYield Quality Fund, Inc.                June 30, 2017

  62  BLJ   BlackRock New Jersey Municipal Bond Trust             June 30, 2017

  63  BNJ   BlackRock New Jersey Municipal Income Trust           June 30, 2017

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                                                                   EXPIRATION
     TICKER                         FUND                              DATE
     ------ ----------------------------------------------------  -------------
  64  BLH   BlackRock New York Municipal 2018 Term Trust          June 30, 2017

  65  BQH   BlackRock New York Municipal Bond Trust               June 30, 2017

  66  BSE   BlackRock New York Municipal Income Quality Trust     June 30, 2017

  67  BNY   BlackRock New York Municipal Income Trust             June 30, 2017

  68  BFY   BlackRock New York Municipal Income Trust II          June 30, 2017

  69   --   BlackRock Preferred Partners LLC                      July 31, 2017

  70  BCX   BlackRock Resources & Commodities Strategy Trust      June 30, 2017

  71  BST   BlackRock Science and Technology Trust                June 30, 2017

  72  BUI   BlackRock Utility and Infrastructure Trust            June 30, 2017

  73  BHV   BlackRock Virginia Municipal Bond Trust               June 30, 2017

  74  BSD   The BlackRock Strategic Municipal Trust               June 30, 2017

  75  BGIO  BlackRock 2022 Global Income Opportunity Trust/1/     June 30, 2018
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/1/  This Agreement was effective with respect to BlackRock 2022 Global Income
     Opportunity Trust as of February 16, 2017.

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                                  SCHEDULE B

             CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT

                        (DATED AS OF DECEMBER 2, 2016)

       BlackRock Advisors, LLC will waive the management fee with respect to any portion of the Fund's assets estimated to be attributable to investments in other equity and fixed-income mutual funds and exchange-traded funds managed by BlackRock Advisors, LLC or its affiliates.

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